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                                                                   Exhibit 10.31

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") entered into at Beachwood, Ohio, this 1st day of August, 2001 by and between EMPYREAN BIOSCIENCE, INC. (the "Company") and RICHARD C. ADAMANY ("Employee") amends the EMPLOYMENT AGREEMENT (the "Agreement") dated September 7, 1999 between the parties.

     The following Section 4.3 shall be added to the Agreement as follows:

     4.3 Notwithstanding the foregoing, for any termination without cause in Employee's employment resulting from a change in control, Employee shall be paid a separation fee equal to three times his annual compensation in addition to receiving the severance and benefits and payments provided in paragraph 4.2. The separation fee shall be payable in a lump sum immediately upon Employee's termination without cause. Annual compensation shall be defined as Employee's base salary plus the maximum amount of incentive compensation that Employee was eligible to earn during the current fiscal year.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts at the place and as of the date and year first above written.

                                EMPYREAN BIOSCIENCE, INC.  (Company)



                                By: ___________________________________
                                       Lawrence D. Bain, Chairman


                                _______________________________________
                                Richard C. Adamany       (Employee)